                             SUBCONTRACT AGREEMENT
                             ---------------------

                     This Agreement is Entered  into this

                             7th day of June, 1996

                                    between

                               NETWORK SIX, INC.

                           a Rhode Island Corporation

               with offices at 475 Kilvert Street, Warwick, RI 02886

                       (hereinafter referred to as "NSI")

                                      and

                       COMPLETE BUSINESS SOLUTIONS, INC.

                                with offices at

                        32605 W. Twelve Mile; Suite 250

                           Farmington Hills, MI 48334

                      (hereinafter referred to as "CBSI")



     WHEREAS, NSI desires to retain the services of CBSI as specified by the attached subcontractor Statement of Work, and

     WHEREAS, CBSI desires to render certain services to NSI, as specified by the attached subcontractor Statement of Work,
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     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, NSI and CBSI hereby agree as follows:

     1. CBSI agrees to carry out all work in good faith and in accordance with the Statement Of Work (Attachment A) and in relation to the time frames specified in the Statement Of Work. CBSI agrees not to assign its rights hereunder or any interest herein without the written consent of NSI.

     2. NSI shall provide evidence to CBSI, in the form of a letter signed by the State of Hawaii and NSI attached hereto as Attachment D, that the State of Hawaii has accepted the following irrevocable payment instructions:

          NSI shall be responsible for invoicing the State Of Hawaii on behalf of CBSI and for securing tidy payment for CBSI directly tom the State of Hawaii under this subcontract Payment shall be made in the amounts and on the dates (assuring the completion of deliverables) set forth in the Statement Of Work Section XI. Invoices shall indicate that the State of Hawaii shall designate NSI us the payee and payment shall be made either by check to the following address:

                         Complete Business Solutions, Inc.
                         32605 W. Twelve Mile Road, Suite 250
                         Farmington Hills, MI 48334
                         Attn: Tim Manney

          or by wire transfer to NBD Bank, Account #3776084. NSI understands and agrees that such invoice payments will be deposited into NBD Bank, Account #3776084 in accordance wit the banking resolution set forth herein as

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

          Attachment C. If payments are made in accordance with the above payment instructions, NSI shall be in default, subject to the notice provisions of this agreement, for failure to meet the payment obligations.

     3. NSI will assign seven (7) qualified NSI employees to assist CBSI in completing the Statement of Work. CBSI agrees to utilize each of the NSI employees for 40 hours per week for the duration of the work. In the event NSI personnel are not performing in the judgment of the CBSI manager, such personnel shall be removed. NSI will have two (2) weeks to find a replacement. NSI will invoice CBSI semi-monthly for services based an actual hours worked and at the following rates:

             a)  Subsystem Team Leads (3)              $90.00/hr

             b)  System Analysts (2)                   $65.00/hr

             c)  Analyst Designers (2)                 $65.00/hr

             d)  Office Manager (1)                    $40.00/hr

             e)  Administrative Assistant (1)          $10.00/hr

          CBSI will pay NSI invoices based OK approved timesheets within ten
          (10) day. of the invoice date. Timesheets will be deemed to be approved unless objected to in writing to NSI within two (2) business days of their submission.

     4. CBSI will also pay to NSI an overhead charge totaling $59,363 which will be paid at the completion by CBSI of the work set forth in the Statement of

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

          Work. If the work is not completed on time and within budget, the amount of this overhead charge will be reduced to an amount negotiated by CBSI and NSI.

     5. NSI personnel assigned to this subcontract will complete and submit to CBSI a weekly timesheet by the Monday- following each week in which work on assigned tasks occurs. The timesheet must be approved by the CBSI project manager.

     6. CBSI personnel assigned to this subcontract will perform their assigned tasks at the NSI project development facility in Honolulu, Hawaii. CBSI shall pay NSI a facilities fee of $156,000, payable in arrears in four (4) monthly installments of $39,000 commencing June 15, 1996 and NSI shall provide the following facilities, workspace and equipment for CBSI employees as currently available at 650 Iwilei Road, Suite 400, 89 well as all building maintenance and office supplies necessary for CBSI employees to perform their work:

               a)  Existing office space and furniture

               b)  Existing PC workstations, servers and cabling

               c)  Existing telephone, fax, mail delivery and copying services.

          CBSI will designate one individual to serve as NSI's primary -point of contact.

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

     7. This agreement shall be effective upon receipt by NSI of a Notice to Proceed by the State of Hawaii on the statement of Work (and approval by the State of Hawaii of this subcontract between NSI and CBSI) and shall remain in effect for the period sent forth in the Statement of Work.

          Either party, upon giving written notice to the other party, may terminate this agreement:

              i. if the other party or its employees, consultants or other agents violate any material provision of this subcontract (which shall include but not be limited to failure to timely make payment, which shall extend to the obligation of the State of Hawaii to timely make payment to CBSI in accordance with the payment provisions of this subcontract) and the violation is not remedied within thirty (30) days of the party's receipt of written notice of the violation (or remedied within five (5) days in the case of failure to make timely payment); and/or

             ii. at any time in the event the other party terminates or suspends its business, files for bankruptcy, is dissolved, goes into liquidation, has a receiver appointed over any of its assets or otherwise files for protection from under U.S. bankruptcy laws.

     8. CBSI agrees to provide qualified technical and management personnel with sufficient related experience to complete the Statement of Work.

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

     9. NSI and CBSI agree that CBSI's status in rendering service to the terms hereof shall be that of independent contractor and not of an employee or agent of NSI. CBSI further agrees to carry adequate public liability and other appropriate forms of insurance.

    10. CBSI shall maintain books, records, and documents in accordance with accounting procedures and practices which sufficiently and properly reflect all expenditures of funds provided by NSI under this contract.

    11. CBSI shall assure that these records shall be subject at all times to inspection, review, or audit by State personnel and other personnel duly authorized by the CSEA, as well as by federal personnel.

    12. CBSI shall retain all financial records, supporting documents, statistical records, and any other documents pertinent to the subcontract contract for a period of five (5) years after termination of this subcontract, or if an audit has been initiated and audit findings have not been resolved at the end of five (5) years, the records shall be retained until resolution of the audit findings.

     13. CBSI agrees to keep in confidence any confidential or proprietary data relative to NSI business to which it may be given access, and to return to NSI such

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

          materials as have been made available to CBSI in the course of its services as subcontractor, whether proprietary or not.

     14. During the period of this subcontract and for one year thereafter, CBSI will not engage in negotiations with the Hawaii Child Support Enforcement Agency (CSEA) or any other party for the purposes of securing contracts, independent of NSI, which are directly related or follow-on efforts to the requirements of this subcontract or to NSI's contract with Hawaii for the KEIKI project, without the written consent of NSI which shall not be unreasonably withheld. CBSI's obligations under this paragraph 14 shall terminate in the event that NSI breaches this Agreement or in the event that NSI has not paid in full the past due balance stated in paragraph 19 on or before September 30, 1996.

     15. CBSI warrants that if CBSI refers to the KEIKI project in future proposals, when describing CBSI firm qualifications, that CBSI will clearly state CBSI was a "subcontractor to NSI" in this project.

     16. In the event the NSI contract on which CBSI is working is terminated for convenience of the government, lack of funds, or for default, this subcontract agreement will also be terminated. Notification to CBSI of such termination shall be provided by telephone and confirmed in writing as promptly as practicable after receipt by NSI. NSI shall be liable to CBSI for all sums

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

          owing on all deliverables per the Statement of Work, other than those in connection with any claimed breach on the part of CBSI by NSI. In the event a payment deliverable is not complete, fees shall be determined on a basis consistent with NSI's contract with the State of Hawaii.

     17. CBSI agrees to the applicable terms and conditions of NSI's contract with the State of Hawaii which are incorporated in this agreement as Attachment B.

     18. In the event of a dispute over the subcontract, the laws of the State of Rhode Island shall prevail.

     19. These terms and conditions will supersede the Subcontract Agreement dated May 16, 1994 between CBSI and NSI, provided however that all sums owing under that prior contract remain due and owing. The parties expressly agree that the amount owing is $489,740.56 as of March 31,1996 and in consideration of ibis Agreement NSI waives any and all defenses to such obligation and any and all rights of set-off.

     20. Any modification to these terms and conditions must be in writing and signed by authorized representatives of NSI and CBSI.

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

     IN WITNESS WHEREOF, NSI and CBSI have entered this Agreement to be enacted as of the date first written above.

NETWORK SIX, INC.                    COMPLETE BUSINESS SOLUTIONS, INC.

By: /s/ Kenneth C. Kirsch            By:/s/ Tim Manney


Title: /s/ President & CEO           Title: /s/ Chief Financial Officer


Witness: /s/ Dorothy M. Copolla      Witness: /s/

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